Exhibit 99.1

Moleculin Announces Reverse Stock Split

HOUSTON, March 19, 2024 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses, today announced a 1-for-15 reverse stock split of its common stock. The reverse stock split will take effect at 11:59 pm (Eastern Time) on March 21, 2024, and the Company’s common stock will open for trading on The Nasdaq Capital Market on March 22, 2024 on a post-split basis, under the existing ticker symbol “MBRX” but with a new CUSIP number 60855D309. The reverse stock split is part of the Company’s plan to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

As a result of the reverse stock split, every fifteen shares of the Company’s common stock issued and outstanding prior to the opening of trading on March 22, 2024 will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.001. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole number.

As a result of the reverse stock split, the number of shares of common stock outstanding will be reduced from approximately 33.4 million shares to approximately 2.2 million shares, and the number of authorized shares of common stock will remain at 100 million shares. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the reverse stock split will be reduced proportionately.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses. The Company’s lead program, Annamycin is a next-generation anthracycline designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of COVID-19 and other viruses, as well as cancer indications including brain tumors, pancreatic and other cancers.

For more information about the Company, please visit www.moleculin.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing and completion of the reverse split. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

MBRX@jtcir.com